Exhibit 4.1

ENVIVA PARTNERS, LP

ENVIVA PARTNERS FINANCE CORP.

AND

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

6.500% SENIOR NOTES DUE 2026

INDENTURE

Dated as of December 9, 2019

WILMINGTON TRUST, NATIONAL ASSOCIATION,

As Trustee

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

THIS INDENTURE (this “Indenture”), dated as of December 9, 2019, is among Enviva Partners, LP, a Delaware limited partnership (referred to herein as the “Company”), Enviva Partners Finance Corp., a Delaware corporation (referred to herein as “Finance Corp.” and, together with the Company, the “Issuers”), the guarantors listed on the signature pages hereof (each, a “Guarantor” and, collectively, the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers have heretofore duly authorized the execution and delivery of this Indenture;

WHEREAS, the Issuers have duly authorized the issue of 6.500% Senior Notes due 2026 (as they may be issued from time to time under this Indenture, including any Additional Notes issued pursuant to Section 1.03 of this Indenture, the “Notes”), initially in an aggregate principal amount not to exceed $550,000,000, and in connection therewith, the Issuers and the Initial Guarantors have duly determined to make, execute and deliver this Indenture to set forth the terms and provisions of the Notes;

WHEREAS, all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee or a duly authorized authenticating agent and to make the Subsidiary Guarantees of each of the Guarantors as set forth herein, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Issuers and the Guarantors, respectively, have been done; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement according to its terms, have been done.

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

Article One
Issue and Description of Notes

Section 1.01        Designation and Amount; Ranking Payments; Denomination. The Notes shall be designated as the “6.500% Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is not limited. The aggregate principal amount of Notes initially authorized for authentication and delivery pursuant to this Indenture is limited to $550,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 1.07, Section 1.08, Section 1.09, Section 3.06, Section 3.09(i), Section 4.15(a)(viii) and Section 8.05 hereof). The Issuers may, and shall be entitled to, from time to time, without notice to or the consent of the Holders of the Notes, in accordance with Section 1.03 below increase the principal amount of Notes and issue such increased principal amount (or any portion thereof) of Notes as “Additional Notes” under this Indenture.

Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in Dollars and in minimum amounts of at least $2,000 and integral multiples of $1,000 thereafter. The Place of Payment where the principal of and any other payments due on the Notes are payable shall initially be at the office or agency of the Issuers maintained for that purpose in accordance with Section 4.02 of this Indenture.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Company or any of its domestically organized wholly owned Restricted Subsidiaries may act as Paying Agent or Registrar or co-registrar.

The Notes will be payable as to principal, premium, if any, and interest by wire transfer of immediately available funds for any amounts due on all Global Notes. Principal of, premium, if any, and interest on Notes in certificated form will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders, except that if a Holder of at least $5.0 million principal amount of Notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. Notwithstanding the foregoing, payment may be made pursuant to the Applicable Procedures of the Depository in the case of Global Notes.

The Notes shall be guaranteed by each of the Initial Guarantors and, in accordance with Section 4.13, any additional Subsidiary Guarantors in accordance with Section 4.13 and Article Nine of this Indenture.

No Subsidiary Guarantee, nor any notation thereof, shall be, or shall be required to be, endorsed on, or attached to, or otherwise physically made part of any Note.

Section 1.02        Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 1.03        Additional Notes.

The Issuers shall be entitled, subject to their compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, the date from which interest begins to accrue and applicable transfer restrictions. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, consents, directions, declarations, amendments, redemptions and offers to purchase; and none of the Holders of any Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

With respect to any Additional Notes, the Issuers shall set forth in an Issuer Order, which shall be delivered to the Trustee, the following information:

(1)               the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)               the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes;

(3)               if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Exhibit A in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

Section 1.04        Execution and Authentication. At least one Officer must sign the Notes for each of the Company and Finance Corp. by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of an Issuer Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The Issuer Order shall specify the principal amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Issuer Orders, except as provided in Section 1.09. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 1.05        Non-Business Day Payments. If any Interest Payment Date, the Stated Maturity, any Redemption Date, any Settlement Date or any Change of Control Payment Date falls on a day that is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that required payment or delivery for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date, Settlement Date or Change of Control Payment Date, as the case may be, to that next succeeding Business Day.

Section 1.06        Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Notes is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 5:00 P.M. New York City time on such date).

Any interest on the Notes which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date after giving effect to any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at its election in each case, as provided in clause (a) or (b) below:

(a)               The Issuers may elect to make payment of any Defaulted Interest payable on any Notes to the Persons in whose names such Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each of such Notes and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Issuers shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuers shall promptly notify the Trustee of such Special Record Date and, the Trustee, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Notes in the manner set forth in this Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names such Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)               The Issuers may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Except as may otherwise be provided in this Section 1.06, the Person to whom Defaulted Interest shall be payable on any Note that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Note on the day such interest is paid.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 1.07        Temporary Notes. Pending the preparation of Definitive Notes, the Issuers may execute, and upon Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes, respectively, may determine, as evidenced by their execution of such Notes, respectively.

If temporary Notes are issued, the Issuers will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 1.08        Transfer and Exchange.

(a)                Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(2)                there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 1.07 and Section 1.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 1.08 or Section 1.07 or Section 1.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 1.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1.08(b) hereof.

(b)                Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.08(b)(1).

(2)                All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.08(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)              both:

(i)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)               instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)              both:

(i)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)               instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1.08(g) hereof.

(3)                Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 1.08(b)(2) above and the Registrar receives the following:

(A)              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)              if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 1.08(b)(2) above and the Registrar receives the following:

(i)                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 1.08(b)(4), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 1.08(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order in accordance with Section 1.04 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 1.08(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If permitted by Section 1.08(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)              if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)              if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)              if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)               if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)               if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)              if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.08(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.08(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)       Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. If permitted by Section 1.08(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i)                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 1.08(c)(2), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)       Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If permitted by Section 1.08(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 1.08(b)(2) hereof, the Registrar will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 1.08(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.08(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.08(c)(3) will not bear the Private Placement Legend.

(d)                Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)              if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)              if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)              if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)               if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)               if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)              if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2)                Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 1.08(d)(2), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 1.08(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 1.04 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1.08(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.08(e).

(1)                Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)              if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)              if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)               if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 1.08(e)(2), if the Company or Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                 Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                Private Placement Legend.

(A)              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF OR THE ISSUE DATE OF ANY SUBSEQUENT OFFERING OF NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUERS ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B)              Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 1.08 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g)                Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 1.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                General Provisions Relating to Transfers and Exchanges.

(1)                To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 1.04 hereof or at the Registrar’s request.

(2)                No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 1.07, 3.06, 3.09, 4.10, 4.15 and 8.05 hereof).

(3)                All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)                Neither the Registrar nor the Issuers will be required:

(A)              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)              to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)              to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(5)                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6)                The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 1.04 hereof.

(7)                All certifications, certificates and Opinions of Counsel required to be submitted to the Trustee, Company or Registrar pursuant to this Section 1.08 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

Section 1.09        Mutilated, Destroyed, Lost and Wrongfully Taken Notes. If (a) any mutilated Note is surrendered to the Trustee or (b) both (i) there shall be delivered to the Issuers and the Trustee (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Note of such Holder and a request thereby for a new replacement Note, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Issuers as permitted by Section 8–405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to an Issuer or the Trustee that such Note has been acquired by a “protected purchaser” within the meaning of Section 8–405 of the Uniform Commercial Code, the Issuers shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or wrongfully taken Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or wrongfully taken Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or wrongfully taken Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 1.10        Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first–class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything to the contrary herein, where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 1.11        Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with its customary procedures and deliver copies of cancelled Notes to the Issuers pursuant to an Issuer Order; provided, however, that the Trustee shall not be required to destroy such canceled Notes.

Article Two

Definitions and Incorporation by Reference

Section 2.01        Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)               Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness or Disqualified Stock is incurred or issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness or Disqualified Stock which is extinguished, retired, cancelled or repaid in connection with such Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person but excluding Indebtedness which is extinguished, retired, cancelled or repaid in connection with such asset being acquired by such specified Person.

“Additional Notes” means, subject to the Company’s compliance with Section 4.09, 6.500% Senior Notes due 2026 issued from time to time after the Issue Date under this Indenture (other than pursuant to Section 1.07, Section 1.08, Section 1.09, Section 3.06, Section 3.09, Section 4.15 or Section 8.05 of this Indenture).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Asset Sale” means:

(1)               the sale, lease, conveyance or other disposition of any properties or assets (including by way of a merger or consolidation or by way of a Sale and Leaseback Transaction); and

(2)               the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries; provided, however, that in the case of clause (1) or (2), the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not constitute an “Asset Sale” but will be governed by the provisions of Section 4.15 and/or Section 5.01 and not by the provisions of Section 4.10.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)               any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $15.0 million;

(2)               a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3)               an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)               the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

(5)               the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business (including, without limitation, unwinding or settling any Hedging Contracts);

(6)               a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;

(7)               the creation or perfection of a Lien that is not prohibited by Section 4.12 or a disposition in connection with any such Lien;

(8)               surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)               the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(10)            dispositions of Capital Stock or Indebtedness of any Unrestricted Subsidiary;

(11)           an Asset Swap; and

(12)           any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with Section 4.10 as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Notwithstanding the foregoing, the amount of any Sale and Leaseback Transaction that is a Finance Lease shall be determined in accordance with the definition of “Finance Lease”.

“Available Cash from Operating Surplus” means, with respect to any period:

(a)       the sum of (i) all cash and cash equivalents of the Company and its Restricted Subsidiaries on hand at the end of such period, and (ii) if the General Partner so determines, all or any portion of any additional cash and cash equivalents of the Company and its Restricted Subsidiaries on hand on the date the Company makes Restricted Payments with respect to such period (including any borrowings made subsequent to the end of such period), less

(b)       the amount of any cash reserves established by the General Partner (i) to provide for the proper conduct of the business of the Company and of its Restricted Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such period, (ii) to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound or its assets are subject or (iii) to provide funds for Restricted Payments in respect of future periods;

up to the amount that the Company could distribute as Operating Surplus under the Partnership Agreement in respect of such period.

“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, except that securities that a person has the right to acquire pursuant to a merger agreement, stock or unit purchase agreement, tender offer or exchange offer will not be deemed Beneficially Owned by such person until consummation of the transaction or series of transactions contemplated thereby. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have correlative meanings.

“Board of Directors” means:

(1)       with respect to Finance Corp., its board of directors;

(2)       with respect to the Company, as long as it is a partnership, the Board of Directors of the General Partner (or any other Person serving a similar function for the Company) or any authorized committee thereof;

(3)       with respect to any other partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner, or in each case any duly authorized committee thereof; and

(4)       with respect to any other Person, the board or committee or manager of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Stock” means:

(1)               in the case of a corporation, corporate stock;

(2)               in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)               in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)               any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than debt securities that are convertible into any of the foregoing.

“Cash Equivalents” means:

(1)               United States dollars;

(2)               securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)               marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)               certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any United States branch of a foreign bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)               repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)               commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)               money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)               marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of creation thereof.

“Change of Control” means the occurrence of any of the following:

(1)               the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Qualified Owner , in each case which occurrence is followed by a Rating Decline within 60 days thereafter;

(2)               the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company; or

(3)               the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualified Owner, acquires Beneficial Ownership, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, or if the Company is no longer a partnership, the Company, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 60 days thereafter.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect or appoint a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person”, other than a Qualified Owner, Beneficially Owns, directly or indirectly, more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

“Commercial Operation” shall be deemed achieved for any Facility that is the subject of a Drop-Down Acquisition at such time as the substantial completion of construction (other than punch list items) thereof and the initial placement thereof into service have occurred.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Enviva Partners, LP, a Delaware limited partnership, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)               provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)               consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)               depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(4)               unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)               all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense and, without duplication, Transaction Costs; plus

(6)               any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for any equity appreciation rights plan in excess of cash payments for exercised rights, in each case during such period; plus

(7)               an amount equal to dividends or distributions paid during such period in cash to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting; minus

(8)               non-cash items increasing such Consolidated Net Income for such period, other than accruals of revenue or other items in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)               the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of each of the Persons that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included but only to the extent of the amount of dividends or distributions paid to the specified Person or any Restricted Subsidiary thereof;

(2)               the Net Income of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)               the cumulative effect of a change in accounting principles will be excluded;

(4)               unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of ASC-815, will be excluded;

(5)               any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(6)               any asset (including goodwill) impairment or write-down on or related to non-current assets under applicable GAAP or Commission guidelines will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“consolidated” means, with respect to accounting measures of any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person.

“Corporate Conversion” means (a) a conversion (whether by merger, statutory conversion or otherwise) of the Company from a limited partnership to a corporation, (b) the consummation of an exchange of Capital Stock of the Company for Capital Stock in a corporation, whereby the Capital Stock of the Company ceases to be listed for trading on a national securities exchange and the common stock of such corporation is listed for trading on a national securities exchange or (c) an election by the Company to be treated as a corporation for U.S. federal income tax purposes.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 18, 2018, as amended, by and among the Company, as Company, the guarantors party thereto, the lenders and the others parties party thereto from time to time and Barclays Bank PLC, as administrative agent, or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, Refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, indentures or debt issuances, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory), commercial paper, debt securities or letters of credit, in each case, as amended, restated, modified or Refinanced (including Refinancing with any capital markets transaction) in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.04 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to Notes of any series issuable in whole or in part in the form of one or more Global Notes, a clearing agency that is designated to act as depositary for such Notes. The initial Depositary for the Notes will be DTC.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final Stated Maturity of the Notes, in each case except in exchange for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 and (b) any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

For purposes of Section 4.09, the “amount” or “principal amount” of any Disqualified Stock or preferred securities shall equal the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, in each case, exclusive of accrued dividends. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred securities which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred securities as if such Disqualified Stock or preferred securities were redeemed, repaid or repurchased on the date on which the “amount” or “principal amount” thereof shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or preferred securities could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or preferred securities as reflected in the most recent financial statements of such Person.

“Drop-Down Acquisition” means any acquisition by the Company or any Restricted Subsidiary of a Facility (or of Equity Interests of any Person owning a Facility) from Enviva Holdings, LP or its Affiliates or another Person (other than the Company or its Restricted Subsidiaries).

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date or (ii) any contribution to capital of the Company in respect of Capital Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness or Disqualified Stock of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Facility” shall mean a Wood Pellet Production Facility or a Port Facility.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $30.0 million or more and otherwise by an officer of the General Partner, which determination will be conclusive for all purposes under this Indenture.

“Finance Corp.,” means Enviva Partners Finance Corp., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized as a finance lease on a balance sheet in accordance with GAAP. No obligation that is accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date will be deemed to be a Finance Lease.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings incurred for working capital purposes) or issues, repurchases or redeems preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)               acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person acquired by such Person or any of its Restricted Subsidiaries), including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have been realized or are reasonably expected in good faith to be realized within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (including with respect to any Facility and regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)               the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)               the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)               interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included; and

(5)               with respect to any Drop-Down Acquisition of a Facility that is owned by the Company or its Restricted Subsidiaries (or that will be owned by the Company or any of its Restricted Subsidiaries upon consummation of any Investment, acquisition, merger, amalgamation or consolidation that is being given pro forma effect in accordance with this paragraph), (y) which Facility has achieved Commercial Operations after the start of the applicable four-quarter reference period and on or prior to the Calculation Date and (z) (i) in the case of a Wood Pellet Production Facility for which a definitive Qualifying Off-Take Contract has been executed (or from which incremental volumes under a Qualifying Off-Take Contract not dedicated to such Wood Pellet Production Facility are reasonably expected to be satisfied with production from such facility) and remains in effect on the Calculation Date and (ii) in the case of a Port Facility, for which a definitive terminaling services contract consistent with Prudent Industry Practices with a Qualifying Counterparty has been executed and remains in effect on the Calculation Date, such pro forma calculations may include pro forma adjustments to Consolidated Cash Flow to reflect the projected operating results for such Drop-Down Acquisition for the complete duration of the four-quarter reference period as if such Drop-Down Acquisition had achieved the Commercial Operations Date on the first day of such four-quarter reference period, net of the actual Consolidated Cash Flow produced by such Facility during such four-quarter reference period, based on reasonable assumptions and relevant facts and circumstances, which may include, without limitation, (i) the contracted rates in the applicable Qualifying Off-Take Contracts or terminaling services contract, (ii) capital and other costs, operating, shipping and administrative expenses, commodity price assumptions, ramp-up production assumptions, the class and amount of Equity Interests of such Facility owned, directly or indirectly, by the Company and reasonable allowances for contingencies and (iii) to the extent applicable, the actual operating results for such Facility on an annualized basis (with appropriate adjustments for the impact, if any, of seasonality and other items set forth in the preceding clause (ii) on such actual operating results); provided that all such pro forma adjustments set forth in this sentence will be made by a responsible financial or accounting officer in good faith.

For purposes of this definition, (a) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the reference period; and (b) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the reference period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)               the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings but excluding write-offs of deferred financing costs or premiums paid in connection with a retirement of Indebtedness), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2)               the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)               any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)               all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

Furthermore, in calculating “Fixed Charges” for purposes of determining the “Fixed Charge Coverage Ratio”:

(a)               interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date;

(b)               if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the reference period;

(c)               notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Contracts, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

(d)               interest on Indebtedness referred to in clause (3) will be included only to the extent attributable to the portion of such Indebtedness that is so guaranteed by such Person or its Restricted Subsidiaries or so secured by a lien on the assets thereof (provided that the amount of such Indebtedness so secured will be the lesser of (x) the fair market value of such assets at the date of determination and (y) the amount of such Indebtedness).

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Enviva Partners GP, LLC and its successors and permitted assigns as general partner of the Company.

“Global Note Legend” means the legend set forth in Section 1.08(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government Securities” means securities that are:

(1)               direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)               obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of (a) the Subsidiaries of the Company, other than Finance Corp., executing this Indenture as Initial Guarantors, (b) any other Restricted Subsidiary of the Company that becomes a Guarantor by executing a supplement to this Indenture in accordance with this Indenture and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article Nine hereof, in each case, until the Subsidiary Guarantee of such Person is released pursuant to Section 7.02, Section 7.03 or Section 9.05 hereof.

“Hedging Contracts” means, with respect to any specified Person:

(1)               (i) any agreement of such Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount or (ii) any interest rate swap agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement or interest rate collar agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates with respect to Indebtedness incurred;

(2)               any foreign exchange contract or similar currency protection agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in currency exchanges rates; and

(3)               any other futures contract, swap, option or similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, without duplication and whether or not contingent:

(1)               in respect of borrowed money;

(2)               evidenced by bonds, notes, debentures or similar instruments;

(3)               in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under such letters of credit issued for the account of such Person;

(4)               in respect of bankers’ acceptances;

(5)               representing Finance Lease Obligations;

(6)               representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is delivered, except any such balance that constitutes an accrued expense or trade payable; or

(7)               representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased or discharged pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness (and subject to no other Liens) and the other applicable terms of the instrument governing such indebtedness shall not constitute “Indebtedness.” In addition, the term “Indebtedness” includes, with respect to any Person, all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (other than Indebtedness of an Unrestricted Subsidiary or Joint Venture of the specified Person to the extent secured by a Lien on or pledge of Equity Interests of such Unrestricted Subsidiary or Joint Venture as contemplated by clause (9) of the definition of “Permitted Liens”), whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes

(i)                 any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on a final financial statement or report or the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets;

(ii)              accrued expenses and trade accounts payable arising in the ordinary course of business;

(iii)            any unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815);

(iv)             any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(v)               Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers such Person’s or any of such Person’s Restricted Subsidiaries’ direct payment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and

(vi)             indebtedness which is owed by the Company or a Restricted Subsidiary to any Person, to the extent such Person has incurred corresponding indebtedness in connection with municipal bonds or other instruments being issued in connection with qualification for a tax exemption, regulatory relief or similar circumstances which is owed to the Company or a Restricted Subsidiary.

The “amount” or “principal amount” of any Indebtedness outstanding as of any date will be, except as specified below, determined in accordance with GAAP:

(1)               in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness;

(2)               in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3)               in the case of any Finance Lease Obligation, the amount determined in accordance with the definition thereof;

(4)               in the case of other unconditional obligations (other than those specified in clauses (1) or (5) of the first paragraph of this definition), the amount of the liability thereof determined in accordance with GAAP;

(5)               in the case of other contingent obligations (other than those specified in clauses (1) or (6) of the first paragraph of this definition), the maximum liability at such date of such Person; and

(6)               the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended, supplemented from time to time in accordance with the terms hereof.

“Independent Advisor” means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Restricted Subsidiaries executing this Indenture as Guarantors on the Issue Date.

“Initial Notes” means the $550,000,000 aggregate principal amount of Notes issued on the Issue Date.

“Initial Unrestricted Subsidiaries” means Enviva MLP International Holdings, LLC, Enviva Energy Services (Jersey) Limited and Enviva Energy Services Cooperatief, U.A., and their respective Subsidiaries.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means July 15 and January 15 of each year.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or, if either such rating agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other nationally recognized statistical rating agency selected by the Company.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) trade receivables or advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Indenture, the amount of any Investment shall be its fair market value at the time the Investment is made and shall not be adjusted for increases or decreases in value or write-ups, write-downs, or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 4.07(c).

“Issue Date” means the date Notes are first issued hereunder.

“Issuers” means the Company and Finance Corp.

“Issuer Request” or “Issuer Order” means a written request or order (x) signed (i) in the name of the Company by the General Partner on behalf of the Company by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the General Partner, or any other officer or officers of the General Partner and (ii) in the name of Finance Corp. by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Finance Corp., or any other officer or officers of Finance Corp. and (y) delivered to the Trustee from time to time.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make-Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at November 15, 2021 set forth in the table in Section 3.07(a) plus (ii) any required interest payments due on such Note through November 15, 2021 (in each case except for accrued and unpaid interest at such time), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

“Management Services Agreement” means that certain Management Services Agreement by and among the Company, the General Partner, Enviva, LP, Enviva GP, LLC, the subsidiaries of Enviva, LP party thereto and Enviva Management Company, LLC, dated as of April 9, 2015, as in effect on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net (loss) income of such Person, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, excluding, however:

(1)               any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)               any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)               the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2)               taxes paid or payable, or taxes required to be accrued as a liability under GAAP, as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)               amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(4)               any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5)               all distributions and other payments required to be made to minority interest holders in the Restricted Subsidiaries or Joint Ventures that are the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)               as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)               the explicit terms of which provide there is no recourse against any of the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except for Customary Recourse Exceptions or except as contemplated by clause (9) of the definition of “Permitted Liens.”

For purposes of determining compliance with Section 4.09, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Notes” has the meaning stated in the fourth recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include the Initial Notes and all Additional Notes issued hereunder. All Notes shall be treated as a single class for purposes of this Indenture.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the final offering memorandum relating to the offering of Initial Notes dated November 22, 2019.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, if such Person is a limited partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person’s general partner).

“Officers’ Certificate” means a certificate (x) signed by any two Officers of the Company and (y) delivered to the Trustee from time to time.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be an employee of or counsel for an Issuer, the General Partner or a Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or such Guarantor’s Subsidiary Guarantees, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Company, dated as of May 4, 2015, as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means either (1) any business conducted by the Company and its Restricted Subsidiaries as of the Issue Date, (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code, or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1)               either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07) not previously expended at the time of making such Investment;

(2)               if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “clawback,” “make-well” or “keep-well” arrangement) at the time such Investment is made, constitutes Permitted Debt or could be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)               such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)               any Investment in the Company (including, without limitation, through purchases of Notes) or in a Restricted Subsidiary of the Company;

(2)               any Investment in Cash Equivalents;

(3)               any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)               such Person becomes a Restricted Subsidiary of the Company; or

(b)               such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)               any Investment made as a result of the receipt of non-cash consideration (a) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or (b) pursuant to clause (11) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)               any Investment in any Person solely in exchange for the issuance of, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such amounts are not included in Available Cash from Operating Surplus or Incremental Funds;

(6)               any Investments received (a) in compromise or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)               Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

(8)               Permitted Business Investments;

(9)               payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10)             loans or advances to officers, directors or employees of the Company or its Affiliates made in compliance with law and in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and otherwise in compliance with Section 4.11 in an amount not to exceed $5.0 million outstanding at any one time, in the aggregate;

(11)             any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation or performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(12)             Investments that are in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(13)             guarantees of performance of operating leases or other obligations (other than Indebtedness) arising in the ordinary course of business;

(14)             Investments of a Restricted Subsidiary existing on the date such entity became a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with Section 5.01 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(15)             repurchases of or other Investments in the Notes;

(16)            Guarantees of Indebtedness of the Company or any Subsidiary permitted under Section 4.09; and

(17)             other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, do not exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)               Liens securing Indebtedness under the Credit Agreement or any other Credit Facilities permitted to be incurred under Section 4.09(b)(i);

(2)               Liens in favor of the Company or the Guarantors;

(3)               Liens on property of a Person existing at the time such Person (a) becomes a Restricted Subsidiary of the Company or (b) is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that, in the case of subclause (b), such Liens were in existence prior to such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)               Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition;

(5)               any interest or title of a lessor to the property subject to a Finance Lease Obligation;

(6)               Liens for the purpose of securing the payment of all or a part of the purchase price of, or Finance Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired, leased, improved, constructed or repaired in the ordinary course of business; provided that:

(a)               the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)               such Liens are created within 360 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)               Liens existing on the Issue Date (other than Liens securing the Credit Agreement);

(8)               Liens incurred in the ordinary course of business (a) to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature or (b) in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(9)               Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)             Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;

(11)             Liens securing Obligations of the Issuers or any Guarantor under the Notes or the Subsidiary Guarantees or otherwise under this Indenture, as the case may be;

(12)             Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12;

(13)             Liens to secure Obligations under Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(14)            Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(15)             Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(16)             any attachment or judgment Lien that does not constitute an Event of Default;

(17)             survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(18)             Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(19)             leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20)             statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

(21)             Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Issuers or any Restricted Subsidiary to provide collateral to the depository institution;

(22)             Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuers or any Restricted Subsidiary on deposit with or in possession of such bank;

(23)             Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(24)            Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.07;

(25)            other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (25) does not exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets; and

(26)            any Lien securing Indebtedness renewing, replacing, extending, refinancing or refunding Indebtedness secured by a Lien permitted under this Indenture, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Payments to Parent” means the distribution by the Company to any direct or indirect parent of the Company from time to time of amounts necessary to fund the payment by or reimbursement of such parent entity of (i) its general corporate or other operating, administrative, compliance and overhead costs and expenses in the ordinary course of business, (ii) expenses related to the registration and offering of securities (in either case, including any such fees, costs or expenses of independent auditors and legal counsel to such parent entity), to the extent that all or a majority of the proceeds of such offering are or are intended to be permanently contributed to the capital of the Company, (iii) fees and expenses required to maintain its corporate existence and customary salary, bonus and other benefits payable to its directors, officers and employees, to the extent such costs and expenses are reasonably attributable or related to the ownership of the Company and its Restricted Subsidiaries, (iv) dividends or distributions by the Company or a subsidiary of the Company to any direct or indirect parent of the Company in an amount required for any such direct or indirect parent to pay franchise, excise and similar taxes and other fees and expenses required to maintain its corporate or other legal existence, (v) from and after the consummation of a Corporate Conversion, with respect to any taxable period (or portion thereof) for which the Company and any of its subsidiaries are members or wholly-owned subsidiaries of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of the Company is the common parent, dividends or distributions by the Company and its Restricted Subsidiaries that are members of such Tax Group to such direct or indirect parent of such Tax Group in an amount not to exceed the sum of the amount of any U.S. federal, foreign, state and/or local income taxes applicable to such Tax Group that the Company and its Restricted Subsidiaries that are members of such Tax Group would have paid for such taxable period (or such portion thereof) had the Company and such Restricted Subsidiaries been a stand-alone Tax Group. For the avoidance of doubt, in no event shall the amount described in clause (v) of the preceding sentence with respect to any tax of any Tax Group for any taxable period be greater than the tax liability of the parent of such Tax Group with respect to such tax for such taxable period.

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in a Refinancing of other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)               the principal amount (or accreted amount, as applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or Disqualified Stock or preferred securities being Refinanced (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on preferred securities and the amount of all expenses and premiums incurred in connection therewith);

(2)               such Permitted Refinancing Indebtedness (a) has a final maturity date no earlier than the earlier of (i) the final maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced, or (ii) 91 days after the final maturity of the Notes, and (b) has a Weighted Average Life to Maturity either (i) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced, or (ii) longer than the Weighted Average Life to Maturity of the Notes;

(3)               if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness or shall be Disqualified Stock or preferred securities of the obligor on the Indebtedness being Refinanced;

(4)               such Indebtedness is not incurred by a Restricted Subsidiary of the Company (other than Finance Corp. or a Guarantor) if the Company or a Guarantor is the issuer or other primary obligor on the Indebtedness being Refinanced;

(5)               if any preferred securities being Refinanced were not Disqualified Stock of the Issuers, the Permitted Refinancing Indebtedness shall not be Disqualified Stock of the Issuers; and

(6)               if any preferred securities being Refinanced were preferred securities of a Restricted Subsidiary, the Refinancing Indebtedness shall be preferred securities of such Restricted Subsidiary.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09(b)(i) shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of “Permitted Refinancing Indebtedness.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” means the place or places where the principal of and any premium and interest on the Notes of that series are payable as specified as contemplated by Section 1.01 and Section 4.02.

“Port Facility” shall mean a marine terminal, and all related docks, piers, buildings and other structures, facilities, paved roads, storage areas, equipment (including, without limitation, automated cargo handling systems, stationary stackers, water spray systems, hatch covers, gangways, scales, cranes, conveyors, hoppers and other devices used for loading and unloading vehicles) and parts, including all structures or improvements erected on any real property on which a Port Facility is located, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all equipment or parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned and placed upon or used in connection with the receipt, storage, and loading of Wood Pellets upon any such real property.

“preferred securities” of any Person means any Capital Stock of any class or classes (however designated) of such Person that has preferential rights to any other Capital Stock of any class of such Person with respect to dividends or redemptions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Private Placement Legend” means the legend set forth in Section 1.08(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Prudent Industry Practices” shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the Wood Pellet production industry for Wood Pellet Production Facilities that are similar to the Facilities in the United States during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and expedition. For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable principles, methods and acts generally accepted in the United States, having due regard for, among other things, the preservation of manufacturers’ warranties and operating instructions, the requirements or guidance of Governmental Authorities, applicable laws, applicable operating guidelines and rules and the requirements of insurers.

“Qualifying Counterparty” shall mean (a) any Person that either has a public corporate credit rating and corporate family rating no lower than BBB− from S&P and Baa3 from Moody’s or has provided credit support acceptable to the Company in good faith in favor of the Company or the applicable Restricted Subsidiary in connection with any contract entered into with such Person, which credit support shall be comprised of either (x) a guarantee from (i) an Affiliate of such Person that has a public corporate credit rating and corporate family rating of no lower than BBB− from S&P and Baa3 from Moody’s or (ii) a Person described in clause (b) below or (y) one or more surety or performance bonds or a letter or letters of credit from any domestic office of any financial institution or commercial bank that has a public corporate credit rating and corporate family rating of no lower than BBB+ from S&P and Baa1 from Moody’s and (b) any other Person selected by the Company in a manner consistent with Prudent Industry Practices.

“Qualifying Off-Take Contract” shall mean a binding and enforceable contract for the sale of Wood Pellets from Wood Pellet Production Facilities of the Company or any Restricted Subsidiary that (i) is between the Company or any Restricted Subsidiary and a Qualifying Counterparty, (ii) is consistent with Prudent Industry Practices and (iii) provides for fixed-rate unit pricing, index-based unit pricing or such other pricing terms that are consistent with Prudent Industry Practices.

“Qualified Owners” means (i) Riverstone Holdings, LLC and Riverstone/Carlyle Renewable and Alternative Energy Fund II, L.P., (ii) any Affiliated fund, holding company or investment vehicle (other than a portfolio operating company) of any Person referred to in clause (i) of this definition, (iii) Enviva Holdings, LP, (iv) any Person that becomes a direct or indirect parent entity of the General Partner or the Company, as applicable, in connection with a Corporate Conversion, (v) any Affiliate or Related Person of a Person referred to in clauses (i), (ii), (iii), and (iv) of this definition (in each case, other than a portfolio operating company), and (vi) the Company and its Restricted Subsidiaries. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to the provisions under Section 4.15 is not required to be) made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates and Related Persons, constitute an additional Qualified Owner.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Category” means:

(1)               with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)               with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from its rating at the time of a Change of Control; provided that Moody’s and S&P have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if following such decrease in rating, (a) the notes have an Investment Grade Rating or (b) the ratings of the notes by Moody’s and S&P are equal to or better than their respective ratings on the Issue Date. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or − for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB− to B+ will constitute a decrease of one gradation.

“Reference Date” means March 31, 2019.

“Refinance” means, in respect of any Indebtedness or preferred securities, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue Indebtedness or preferred securities in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness or preferred securities in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means July 1 or January 1 immediately preceding such Interest Payment Date.

“Related Person” means, with respect to any Person:

(1)               any controlling stockholder, controlling member, general partner, Subsidiary, or spouse, descendent or immediate family member (in the case of an individual), of such Person;

(2)               any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Qualified Owner and/or such other Persons referred to in the immediately preceding clause (1); or

(3)               any executor, administrator, trustee, manager, director, officer or other similar fiduciary of any Person referred to in the immediately preceding clauses (1) and (2), acting solely in such capacity.

“Reporting Default” means a Default described in Section 6.01(a)(iv).

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department, including any Vice President, assistant secretary, assistant treasurer, assistant cashier, trust officer, assistant trust officer or assistant controller assigned to the Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Issuers or a Restricted Subsidiary of any property, whether owned by the Issuers or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuers or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Leverage Ratio” means as of any date of determination, the ratio of (1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien pursuant to clauses (1) or (25) of the definition of “Permitted Liens” (determined on a consolidated basis in accordance with GAAP) that is outstanding as of such date to (2) the Consolidated Cash Flow of the Company for the then most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case calculated on a pro forma basis in a manner consistent with the adjustments contemplated by the definition of “Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means

(1)               all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2)               any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)               all Obligations with respect to the items listed in the preceding clauses(1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)               any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Subsidiaries; or

(b)               any Indebtedness that is incurred in violation of this Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 1.06.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)               any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)               any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively, or (c) that is otherwise included as a consolidated subsidiary in the Company’s consolidated financial statements in accordance with GAAP.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under this Indenture and the Notes pursuant to Article Nine hereof.

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Company or any Restricted Subsidiary in connection with any incurrence of Indebtedness or Disqualified Stock or any issuance of other equity securities or any Refinancing thereof.

“Treasury Rate” means as of any redemption date the yield to maturity at such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2021; provided, however, that if the period from the redemption date to November 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) the Initial Unrestricted Subsidiaries and (ii) any other Subsidiary of the Company (other than Finance Corp.) that is designated by the Company as an Unrestricted Subsidiary pursuant to an Officers’ Certificate, but only to the extent that, in the case of clause (ii), such Subsidiary:

(1)               except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2)               except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)               is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in such case to the extent the foregoing is treated as an Investment permitted hereunder.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate including such designation and certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person (or, if such Person is a limited partnership, such Person or its general partner, as applicable) that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person (or, if such Person is a limited partnership, its general partner).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or preferred securities at any date, the number of years obtained by dividing:

(1)               the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to preferred securities) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness or preferred securities, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)               the then outstanding principal amount of such Indebtedness.

“Wood Pellets” means biomass comprised of wood, whether in the form of pellets or otherwise, which can be used as a fuel for the purpose of recovering its energy content by combustion, among other uses.

“Wood Pellet Production Facility” shall mean a Wood Pellet manufacturing and production facility, and all related structures, facilities, paved roads, storage areas, equipment and parts, including all structures or improvements erected on any real property on which such Wood Pellet Production Facility is located, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all equipment or parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned and placed upon or used in connection with the manufacture and production of Wood Pellets upon any such real property.

Section 2.02        Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 4.11(a)
“Alternate Offer”	Section 4.15(g)
“Asset Sale Offer”	Section 3.09
“Calculation Date”	Section 2.01 under “Fixed Charge Coverage Ratio”
“Change of Control Offer”	Section 4.15(a)
“Change of Control Payment”	Section 4.15(a)
“Change of Control Purchase Date”	Section 4.15(a)
“Change of Control Settlement Date”	Section 4.15(a)
“Covenant Defeasance”	Section 7.03
“Discharge”	Section 10.01
“Event of Default”	Section 6.01(a)
“Excess Proceeds”	Section 4.10(d)
“Incremental Funds”	Section 4.07(a)
“incur”	Section 4.09(a)
“Legal Defeasance”	Section 7.02
“Offer Amount”	Section 3.09
“Offer Period”	Section 3.09
“Paying Agent”	Section 1.01
“Payment Default”	Section 6.01(a)
“Permitted Debt”	Section 4.09(b)
“Registrar”	Section 1.01
“Restricted Payments”	Section 4.07(a)
“Settlement Date”	Section 3.09
“Termination Date”	Section 3.09
“Trailing Four Quarters”	Section 4.07(a)(4)(i)

Section 2.03        Rules of Construction.

Unless the context otherwise requires:

(1)               a term has the meaning assigned to it;

(2)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)               “or” is not exclusive;

(4)               words in the singular include the plural, and in the plural include the singular;

(5)               the meanings of the words “will” and “shall” are the same when used to express an obligation;

(6)               references to Sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor Sections or rules adopted by the SEC from time to time;

(7)               “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision;

(8)               when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”; and

(9)               unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture.

Article Three
Redemption and Prepayment

Section 3.01        Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price (if known), and (v) whether they request the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02        Selection of Notes to Be Redeemed.

(a)               If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis or in accordance with the applicable procedures of DTC.

(b)               The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03        Notice of Redemption.

(a)               At least 15 days but not more than 60 days before a redemption date, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge, the Issuers shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Any redemption notice may, at the Company’s discretion, be subject to one or more conditions specified in the redemption notice. If any such condition precedent has not been satisfied, the Issuers shall provide written notice to the Trustee and the Holders on or prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.

(b)               The notice shall identify the Notes to be redeemed and shall state:

(i)                 the redemption date;

(ii)               the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;

(iii)              if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;

(iv)              the name and address of the Paying Agent;

(v)               that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)             that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(vii)             the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(ix)              any conditions precedent to the redemption.

(c)               If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

(d)               A notice of redemption with respect to any redemption pursuant Section 3.07(c) need not set forth the Make-Whole Premium but only the manner of calculation thereof in reasonable detail. The Issuers will notify the Trustee of the Make-Whole Premium with respect to any such redemption promptly after the calculation, and the Trustee shall not be responsible for making or verifying such calculation.

(e)               At the Issuers’ request, the Trustee shall give the notice of optional redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to satisfaction of any conditions specified in the notice of redemption. If sent in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

Section 3.05        Deposit of Redemption Price.

(a)               Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.18 of this Indenture) money sufficient in same day funds to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed.

(b)               If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07        Optional Redemption.

(a)               Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to November 15, 2021. On or after November 15, 2021, the Issuers shall have the option to redeem the Notes, in whole or in part at any time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2021	103.250%
2022	101.625%
2023 and thereafter	100.000%

(b)               Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to November 15, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date ), in an amount not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(i)                 at least 65% of the aggregate principal amount of Notes issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding any Notes held by the Company and its Subsidiaries); and

(ii)               each such redemption occurs within 180 days of the date of the closing of each such Equity Offering.

(c)               Prior to November 15, 2021, the Issuers may on one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of:

(i)                 100% of the principal amount thereof, plus

(ii)               accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), plus

(iii)              the Make-Whole Premium at the redemption date.

(d)               The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(h).

(e)               Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08        Mandatory Redemption.

Neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09        Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of not less than 20 Business Days or more than 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all Notes validly tendered (and not validly withdrawn) in response to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)               that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the “Termination Date”);

(b)               the Offer Amount and the purchase price;

(c)               that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)               that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Settlement Date;

(e)               that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f)                that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;

(g)               that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)               that, if the aggregate principal amount of Notes surrendered by Holders, and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount the Company is required to repurchase, the Company shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (based on the principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered (with such adjustments as may be deemed appropriate so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased)); and

(i)                 that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer in the aggregate principal amount required by Section 4.10 hereof, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 4.10. Prior to 11:00 a.m., New York City time, on the Settlement Date, the Company or the Paying Agent, as the case may be, shall send or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or before the Settlement Date.

Section 3.10        No Limit on Other Purchases.

Nothing in this Indenture or the Notes shall prohibit or limit the right of the Company or any Affiliate of the Company from time to time to repurchase the Notes at any price in open market purchases or negotiated transactions, by tender offer or otherwise without any notice to or consent by Holders. Any Notes purchased by the Company may, to the extent permitted by law, be held or resold or may, at the Company’s option, be delivered to the Trustee for cancellation. Any Notes delivered to the Trustee for cancellation may not be reissued or resold and will promptly be cancelled.

Article Four
Covenants

Section 4.01        Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, and interest and premium, if any, on the Notes on the dates and in the manner provided in the Notes.

Principal, interest and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02        Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for payment and they shall maintain an office or agency in the United States (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company for the presentment and surrender of the Notes. In addition, Notes may be presented or surrendered for registration of transfer or for exchange at the Corporate Trust Office of the Trustee.

Section 4.03        Reports.

(a)               Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and to any of the Holders and Beneficial Owners of Notes who so request (by hard copy or internet access), within five Business Days of the date such filing would otherwise be required to be made with the Commission:

(i)                quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, prepared in all material respects in accordance with the rules and regulations applicable to such Forms and, with respect to the annual information only, a report thereon that would be required to be contained in a Form 10-K by the Company’s certified independent accountants; and

(ii)              all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b)               The Company shall furnish to the Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

(c)               In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial and other information relating to the Company by furnishing corresponding information relating to such parent company; provided that the same includes a reasonable summary of the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

(d)               Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

(e)               The Company will be deemed to have furnished to the Trustee and Holders and Beneficial Owners of Notes the reports and information referred to above in this Section 4.03 if the Company has posted such reports or information on the Company Website or filed them with the Commission. For purposes of this Section 4.03, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.envivabiomass.com or such other address as the Company may from time to time designate in writing to the Trustee, so long as the Trustee, Holders and Beneficial Owners of Notes, securities analysts and prospective investors are provided with access to such reports and information.

(f)                Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing such information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished).

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to certificates).

Section 4.04        Compliance Certificate.

(a)               The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after December 31, 2019, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)               The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or Finance Corp. becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

Section 4.05        Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06        Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07        Limitation on Restricted Payments.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)               declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)               purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by any Person (other than a Restricted Subsidiary) other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company;

(3)               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than a purchase, redemption or other acquisition or retirement for value of any such subordinated Indebtedness that is so purchased, redeemed or otherwise acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within twelve months of the date of such purchase, redemption or other acquisition or retirement for value); or

(4)               make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(i)                 if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in clause (e) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)               Available Cash from Operating Surplus with respect to the Company’s immediately preceding fiscal quarter, plus

(b)               100% of the aggregate net cash proceeds received by the Company, or the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock) after the Reference Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(c)               to the extent that any Restricted Investment that was made after the Reference Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d)               the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Reference Date (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)               the aggregate amount of Incremental Funds previously expended pursuant to this clause (i) and clause (ii) below; or

(ii)              if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in (a) or (b) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)               $100.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (ii)(a) since the Issue Date, plus

(b)               Incremental Funds to the extent not previously expended pursuant to this clause (ii) or clause (i) above.

(b)               The preceding provisions will not prohibit:

(1)               the payment of any dividend or distribution or redemption within 60 days after the date of its declaration or notice, if at the date of declaration or notice the payment would have complied with the provisions of this Indenture;

(2)               the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (b) sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale or issuance being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale or issuance; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)               the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or Disqualified Stock of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)               the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)               so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement, in each case for the benefit of employees, officers or directors of the Company or any Affiliate thereof; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years and added to such amount) plus (A) the cash proceeds received during such calendar year by the Company or any of its Restricted Subsidiaries from the sale of the Equity Interests of the Company (other than Disqualified Stock) to any such directors or employees (provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement for value will not increase the amount of Available Cash from Operating Surplus or Incremental Funds) plus (B) the cash proceeds of key man life insurance policies received during such calendar year by the Company and its Restricted Subsidiaries;

(6)               the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any offer to purchase similar to a Change of Control Offer or Asset Sale Offer required by the terms of such Indebtedness, but only if:

(a)               in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.15; or

(b)               in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 4.10;

(7)               the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary representing fractional shares of such Equity Interests in connection with a merger or consolidation involving the Company or Restricted Subsidiary or any other transaction permitted by this Indenture;

(8)               the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represents a portion of the exercise or conversion price thereof;

(9)               the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred securities of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a);

(10)             the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(11)             following any Corporate Conversion, Permitted Payments to Parent; or

(12)             the purchase, redemption or other acquisition or retirement for value of any Acquired Debt of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee, as the case may be; provided, in any such case, that the Company is able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 4.09(a) after giving effect to such purchase or redemption.

(c)               The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Investment, assets or securities that are required to be valued by this Section 4.07 shall be determined, in the case of amounts under $25.0 million, by an officer of the General Partner and, in the case of amounts over $25.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) of Section 4.07(b), the Company shall be permitted, in its sole discretion, to classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (i) or (ii) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being made with Incremental Funds.

Section 4.08        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)               pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)              make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii)            transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

provided that preferences on payments of dividends or distributions in preferred securities will not be deemed to constitute a restriction under the foregoing.

(b)               However, the preceding restrictions of Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)               agreements (including the Credit Agreement) as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment and transfer restrictions than those contained in those agreements on the Issue Date;

(ii)              this Indenture, the Notes and the Subsidiary Guarantees;

(iii)             Applicable Law;

(iv)             any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of any instrument governing Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

(v)              Finance Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.08(a);

(vi)             any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary of the Company as to restrictions on distributions by that Restricted Subsidiary pending its sale or other disposition or other customary restrictions pursuant thereto;

(vii)            Indebtedness that Refinances other Indebtedness, provided that the restrictions contained in the agreements governing such refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced, as determined in good faith by the Company;

(viii)           Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix)             customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements or other customary provisions;

(x)               any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xi)              restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)            any other agreement governing Indebtedness or Disqualified Stock or preferred securities of the Company or any Guarantor that is permitted to be incurred or issued by Section 4.09; provided, however, that such encumbrances or restrictions either (a) are not materially more restrictive, taken as a whole, than those contained in this Indenture or the Credit Agreement or this Indenture as it exists on the Issue Date, or (b) in the good faith judgment of a responsible officer of the Company, would not reasonably be expected to have a material adverse effect on the Company’s ability to make required payments on the Notes;

(xiii)           encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(xiv)           Hedging Contracts permitted from time to time under this Indenture.

Section 4.09        Limitation on Incurrence of Indebtedness and Issuance of Preferred Securities. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Issuers and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

(b)               Section 4.09(a) will not prohibit the incurrence or issuance of any of the following items of Indebtedness or Disqualified Stock or preferred securities (collectively, “Permitted Debt”) described below:

(i)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $350.0 million, (b) the maximum principal amount of Indebtedness such that, as of the date any such Indebtedness was incurred and after giving pro forma effect thereto, the Secured Leverage Ratio would not exceed 2.5 to 1.0, or, without duplication, any Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred under this clause (i)(b) and (c) the sum of $100.0 million and 35% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence; provided, that for the purpose of determining the amount of Indebtedness that may be incurred under clause (i)(b), all Indebtedness incurred under this clause (i) shall be treated as secured Indebtedness and included in the calculation of the Secured Leverage Ratio;

(ii)              the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(iii)             the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees issued on the Issue Date;

(iv)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (iv), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (iv) and then outstanding does not exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence;

(v)              the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness or Disqualified Stock that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (ii), (iii), (xii) or (xvii) of this Section 4.09(b) or this clause (v);

(vi)             the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)               if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a)               any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)               any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii)          the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

(ix)             the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

(x)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance, bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(xi)             the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Stock or preferred securities; provided, however, that:

(a)               any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)               any sale or other transfer of any such Disqualified Stock or preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred securities by such Restricted Subsidiary or the Company, as applicable, that was not permitted by this clause (xi);

(xii)            the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger, acquisition or consolidation satisfying either one of the financial tests set forth in Section 5.01(a)(iv);

(xiii)           the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xiv)           the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred securities of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are concurrently (a) used to redeem all of the outstanding Notes or (b) deposited to effect Covenant Defeasance or Legal Defeasance or satisfy and discharge this Indenture as described in Article Seven and Article Ten;

(xv)            the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(xvi)           the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of (a) the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (xvi) and then outstanding does not exceed $25.0 million or (b) the pledge of (or a Guaranty limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt; and

(xvii)          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Stock; provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness incurred and Disqualified Stock issued under this clause (xvii) and then outstanding does not exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence or issuance.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Disqualified Stock or preferred securities (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or preferred securities in more than one type of Indebtedness or Disqualified Stock or preferred securities permitted under such covenant) that complies with this Section 4.09. The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence. Any Indebtedness under the Credit Agreement outstanding on the date on which the Notes are first issued and authenticated hereunder shall be considered incurred under Section 4.09(b)(i), subject to any subsequent classification or reclassification permitted pursuant to this paragraph.

The accrual of interest, the accretion or amortization of original issue discount, the accretion of principal with respect to a non-interest bearing or other discount security, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of the same class of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this Section 4.09. For purposes of this Section 4.09, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or preferred securities arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or preferred securities and (ii) unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815) will, in case of clause (i) or (ii), not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities. Further, the accounting reclassification of any obligation or Disqualified Stock or preferred securities of the Company or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or preferred securities will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities for purposes of this Section 4.09.

For purposes of determining any particular amount of Indebtedness under this Section 4.09, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (i) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

Section 4.10        Limitation on Asset Sales.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, determined as of the date of the agreement with respect thereto, of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)               at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(1)               any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are (i) assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability (or in lieu of such a release, the agreement of the acquiror or its parent company to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Indebtedness or liabilities), or (ii) delivered, contributed or transferred to the Company as consideration for or otherwise in connection with any such Asset Sale, which is promptly thereafter terminated or otherwise cancelled;

(2)               any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion;

(3)               any stock or assets of the kind referred to in clause (ii), (iii) or (v) of Section 4.10(b); and

(4)               any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the Issue Date pursuant to this clause (4) that at the time has not been converted to cash, not to exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)               Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(i)               to repay, repurchase or redeem Senior Debt;

(ii)             to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

(iii)            to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;

(iv)            to make capital expenditures; or

(v)             to acquire other long-term assets that are used or useful in a Permitted Business.

(c)               The acquisition of stock or assets, or making of a capital expenditure, pursuant to clauses (ii), (iii), (iv) or (v) of Section 4.10(b) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in Section 4.10(b) and such Net Proceeds are subsequently applied in accordance with such agreement within six months following the date such agreement is entered into.

(d)               Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

(e)               On the 366th day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $40.0 million, the Company will make an Asset Sale Offer to all Holders of Notes, and to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets then outstanding, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the Settlement Date, subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis as set forth in Section 3.09(h). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f)                The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

Section 4.11        Limitation on Transactions with Affiliates.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, in each case, other than any such transaction or series of transactions that does not involve consideration in excess of $10.0 million (each, an “Affiliate Transaction”), unless:

(i)               the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii)              the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Company’s Conflicts Committee (or other committee serving a similar function).

(b)               The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i)               any employment, severance, employee benefit, director or officer indemnification, equity award, equity option or equity appreciation or other compensation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto (including any of the foregoing for the benefit of employees, officer and directors of Affiliates of the Company);

(ii)              transactions between or among any of the Company and its Restricted Subsidiaries;

(iii)             transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or otherwise controls, such Person;

(iv)             transactions effected in accordance with (a) the terms of agreements or arrangements in effect on the Issue Date, including the Management Services Agreement and the Partnership Agreement, (b) any amendment or replacement of any of such agreements or (c) any agreements entered into hereafter that are similar to any of such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole either not materially less advantageous to the Company or not materially less favorable to the Holders than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a), respectively;

(v)              customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi)             sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company, or receipt by the Company of capital contributions from holders of its Equity Interests, or payments to Affiliates with respect to Indebtedness of the Company or any Restricted Subsidiary in accordance with its terms, provided that the Affiliate is treated no more favorably than other holders of such Indebtedness;

(vii)            Permitted Investments or Restricted Payments that are permitted by Section 4.07;

(viii)           payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended, modified or supplemented from time to time, so long as any such amendment, modification or supplement is no less favorable to the Company in any material respect than the agreement prior to such amendment, modification or supplement;

(ix)             (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by the definition of “Permitted Liens”;

(x)               transactions between the Company and any Person, a director of which is also a director of the General Partner or, if applicable, the Company; provided, however, that such director abstains from voting as a director of the General Partner or, if applicable, the Company on any matter involving such other Person; and

(xi)              any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a);

(xii)             following a Corporate Conversion, Permitted Payments to Parent; and

(xiii)            in the case of contracts for supplies, raw materials, inventory or other goods or services or activities reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those that would reasonably be expected to be available from third parties on an arm’s-length basis.

Section 4.12              Limitation on Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis (to at least the same extent as the Notes are senior in right of payment) to, in the case of obligations subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.13              Additional Subsidiary Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Guarantor under the Credit Agreement or any other Credit Facility of the Company in excess of $5.0 million, then that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit D hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be, together with any Officers’ Certificate or Opinion of Counsel required by Section 8.06; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.13 will be subject to the limitations and provisions, including the release provisions, described under Article Nine.

Section 4.14             Existence.

Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01 or Section 9.04), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries (except Finance Corp.) if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15             Offer to Repurchase Upon Change of Control.

(a)             Within 30 days following the occurrence of a Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date. Within 30 days following a Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Company shall send a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(i)               that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(ii)              the purchase price and the expiration date of the offer, which shall be no earlier than 15 days but no later than 60 days from the date such notice is sent (the “Change of Control Purchase Date”);

(iii)             that the Change of Control Offer will expire as of the time specified in such notice on the Change of Control Purchase Date and that the Company shall pay the Change of Control Payment for all Notes accepted for purchase as of the Change of Control Purchase Date promptly thereafter on the Change of Control Settlement Date;

(iv)             that any Note not tendered will continue to accrue interest;

(v)              that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;

(vi)             that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Purchase Date;

(vii)            that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(viii)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be in minimum denominations of $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(b)             If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

(c)              On the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date the Company shall:

(i)               deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (and not validly withdrawn); and

(ii)              deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)             On the Change of Control Settlement Date, the Paying Agent shall send to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and send (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)             The Change of Control provisions of this Section 4.15 shall be applicable whether or nor any other provisions of this Indenture are applicable.

(f)              The Company shall not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) irrevocable notice of redemption of all Notes has been given pursuant to Section 3.07, unless there is a default in payment of the applicable redemption price, or (iii) in connection with a transaction that would constitute a Change of Control, the Company or a third-party has made an offer to purchase all Notes properly tendered at a price higher than the Change of Control Payment and has purchased all Notes properly tendered in such offer (an “Alternate Offer”).

(g)             A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in effect for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

(h)             In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% of the aggregate principal amount of the Notes (including any Additional Notes) that were originally issued are held by Holders other than the Issuers or Affiliates thereof, the Issuers will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on a record date to receive interest due on the relevant Interest Payment Date).

Section 4.16             No Inducements.

The Company will not, and the Company will not permit any of its Subsidiaries, either directly or indirectly, to pay or cause to be paid any cash consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any Notes for or as an inducement to any consent to any waiver, amendment or supplement of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in the solicitation documents relating to such consent.

Section 4.17             Permitted Business Activities. Finance Corp. shall not incur Indebtedness unless (1) the Company or a Restricted Subsidiary is an obligor or a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or a Restricted Subsidiary, used to acquire outstanding debt securities issued by the Company or a Restricted Subsidiary used to repay Indebtedness of the Company or a Restricted Subsidiary as permitted under Section 4.09. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Section 4.18             Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Notes, the Issuers will, on or prior to 11:00 A.M., New York City time, on each due date of the principal of or any premium or interest on any Notes of that series, deposit (or, if the Issuers have deposited any trust funds with a trustee pursuant to Section 7.04(1), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of its action or failure so to act.

The Issuers will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuers (or any other obligor upon the Notes of that series) in the making of any payment in respect of the Notes of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Issuer Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers or such Guarantor, as the case may be, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.19             Covenant Termination.

If at any time (a) the rating assigned to the Notes by S&P or Moody’s is an Investment Grade Rating, (b) no Event of Default has occurred and is continuing under this Indenture and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to the matters specified in clauses (a) and (b) of this sentence as of the date of such certificate, the following provisions will be terminated (collectively, the “Terminated Covenants”): Section 3.09, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.17, Section 4.20, and Section 5.01(a)(iv). Thereafter, the Company and its Restricted Subsidiaries shall not be subject to any of the Terminated Covenants. However, the Company and its Restricted Subsidiaries will remain subject to all of the other provisions of this Indenture.

Section 4.20             Designation of Restricted and Unrestricted Subsidiaries.

(a)             The Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will either be deemed to be an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) or represent Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)               The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, either as “Permitted Debt” or pursuant to the first paragraph thereof with the Fixed Charge Coverage Ratio, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Article Five

Successors

Section 5.01             Merger, Consolidation, or Sale of Assets.

(a)             Neither of the Issuers may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:

(i)               either (1) such Issuer is the survivor or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person unless the Person formed by or surviving such consolidation or merger is a corporation satisfying such requirement so long as the Company is not a corporation;

(ii)              the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)            immediately after such transaction no Default or Event of Default exists;

(iv)             in the case of a transaction involving the Company and not Finance Corp., either;

(a)               the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, on the date of such transaction immediately after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(b)               immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

(v)              such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and the opinion shall state the obligations under such supplemental indenture constitute the legal, valid and binding obligations of such Issuer; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner.

(b)             Notwithstanding the restrictions described in Section 5.01(a)(iii) or 5.01(a)(iv), (i) any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company or any Restricted Subsidiary or (ii) the Company may consolidate or merge with or into a Subsidiary of the Company, in each case, without the Company being required to comply with Section 5.01(a)(iii) or 5.01(a)(iv) in connection with any such consolidation, merger or disposition.

(c)             Notwithstanding Section 5.01(a), the Company may reorganize as any other form of entity in accordance with the following procedures, provided that:

(i)               the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(ii)              the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(iii)             the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to written agreement;

(iv)             immediately after such reorganization no Default or Event of Default exists; and

(v)               such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (v) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Section 5.02             Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, such Issuer under the Notes and this Indenture with the same effect as if such successor had been named as such Issuer in this Indenture and the Notes and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture and the Notes referring to the “Company” or “Finance Corp.,” as the case may be, shall refer instead to the successor and not to the Company or Finance Corp., as the case may be); and thereafter, (except in the case of a lease of all or substantially all of its properties or assets) it shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.

Article Six

Defaults and Remedies

Section 6.01             Events of Default.

(a)             An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(i)               the Issuers default in the payment when due of interest with respect to the Notes and such default continues for a period of 30 days;

(ii)              the Issuers default in the payment when due of the principal of or premium, if any, on the Notes;

(iii)            the Company fails to comply with the provisions of Section 5.01, or to comply with its obligation to offer to repurchase notes when required under Section 4.10 or Section 4.15;

(iv)             the Company fails to comply with the provisions of Section 4.03 for 180 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

(v)              the Company fails to comply with any other covenant or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

(vi)             a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if such default:

(a)               is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(b)               results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(vii)           the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $30.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)          any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with Section 9.05); and

(ix)             the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(a)               commences a voluntary case,

(b)               consents in writing to the entry of an order for relief against it in an involuntary case,

(c)               consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,

(d)               makes a general assignment for the benefit of its creditors, or

(e)               admits in writing it generally is not paying its debts as they become due; or

(x)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)               is for relief against the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

(b)               appoints a Custodian of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary of the Company; or

(c)               orders the liquidation of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02             Acceleration.

If any Event of Default occurs and is continuing and is known to the Trustee, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Issuers and the Trustee, may declare the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately. Upon any such declaration, the principal of the Notes shall become due and payable immediately, together with all accrued and unpaid interest thereon. Notwithstanding the preceding, if an Event of Default specified in Section 6.01(a)(ix) or (x) occurs with respect to the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, the principal of, and accrued and unpaid interest, if any, on all outstanding Notes shall become due and payable immediately without further action or notice, together with all accrued and unpaid interest thereon. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree; (ii) all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due other than by such declaration of acceleration, has been paid; and (iv) the Issuers have paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03             Other Remedies.

(a)             If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee may pursue any available remedy to collect the payment of principal of and interest and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04             Waiver of Past Defaults.

Except as provided in Section 8.02, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05             Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06             Limitation on Suits.

(a)             A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes or any Subsidiary Guarantees, only if:

(1)              the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(2)              the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)              such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4)              the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)              during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b)             A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest and premium, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be modified in a manner adverse to such Holder without the consent of such Holder.

Section 6.08             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10             Priorities.

(a)             If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

  First: to the Trustee, its agents and attorneys for amounts due under Section 11.07 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;

  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and premium, if any, respectively; and

  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)             The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article Seven

Defeasance and Covenant Defeasance

Section 7.01             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option evidenced by an Officers’ Certificate, at any time, exercise their rights under either Section 7.02 or Section 7.03 with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

Section 7.02             Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 7.01 of the option applicable to this Section 7.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have discharged their obligations with respect to this Indenture and all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 7.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 7.04, and as more fully set forth in such Section, payments in respect of the principal of and interest and premium, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Section 1.07, Section 1.08, Section 1.09 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article Seven. Subject to compliance with this Article Seven, the Issuers may exercise their option under this Section 7.02 notwithstanding the prior exercise of their option under Section 7.03 hereof.

If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and any security for the Notes (other than the trust) will be released.

Section 7.03             Covenant Defeasance.

Upon the Issuers’ exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04, be released from their obligations under the covenants contained in Article Four (other than those in Section 4.01, Section 4.02, Section 4.06 and Section 4.14), Section 3.09 and Section 5.01(a)(iii) or Section 5.01(a)(iv) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

If the Issuers exercise their Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.

Section 7.04             Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)              the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient (which in the case of a deposit in whole or in part of non-callable Government Securities will be evidenced by the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of and interest and premium, if any, on the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)              in the case of an election under Section 7.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a)               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)               since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner;

(3)              in the case of an election under Section 7.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner;

(4)              no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

(5)               such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)              the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)              the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner.

Section 7.05             Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)             Subject to Section 7.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 7.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)             The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. The indemnification provided by this Section 7.05(b) shall survive the resignation or removal of the Trustee and the termination of this Indenture.

(c)             Anything in this Article Seven to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 7.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, or Covenant Defeasance, as the case may be.

Section 7.06             Repayment to Issuers.

Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or interest or premium, if any, on any Note and remaining unclaimed for two years after such principal, interest or premium, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 7.07             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 7.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or Section 7.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.05; provided, however, that, if an Issuer makes any payment of principal of or interest or premium, if any, on any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article Eight

Amendment, Supplement and Waiver

Section 8.01             Without Consent of Holders of Notes.

Notwithstanding Section 8.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(1)               to cure any ambiguity, defect or inconsistency;

(2)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)               to provide for the assumption of an Issuer’s obligations to the Holders of Notes pursuant to Article Five;

(4)               to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder as evidenced by an Officers’ Certificate delivered to the Trustee;

(5)               to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.12 or otherwise;

(6)               to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7)               to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article Nine;

(8)              to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture with respect to the Notes under the Trust Indenture Act;

(9)              to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee with respect to the Notes;

(10)            to provide for the reorganization of the Company as any other form of entity in accordance with Section 5.01(c); or

(11)            to conform the text of this Indenture or the Notes to any provision of the Section entitled “Description of notes” in the Offering Memorandum.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02             With Consent of Holders of Notes.

Except as provided above in Section 8.01 and below in this Section 8.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)              reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

(2)              reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (other than notice provisions or as provided in Section 3.09, Section 4.10 and Section 4.15);

(3)              reduce the rate of or change the time for payment of interest on any Note;

(4)              waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)              make any Note payable in currency other than that stated in the Notes;

(6)              make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes (other than payments required by Section 3.09, Section 4.10 and Section 4.15);

(7)              waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, Section 4.10 and Section 4.15);

(8)              release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)              make any change in the preceding amendment, supplement and waiver provisions.

Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 8.03             Effect of Supplemental Indentures.

All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement under this Section or under Section 8.02 shall be payable by the Issuers.

Upon the execution of any amended or supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.04             Effect of Consents.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 8.05             Notation on or Exchange of Notes.

(a)               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06             Trustee to Sign Amendments, etc..

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Eight if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, and (subject to the provisions of Section 11.01 of this Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent are satisfied.

Article Nine
Guarantees

Section 9.01             Subsidiary Guarantees.

(a)               Subject to this Article Nine, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes held thereby and the Obligations of the Issuers under the Notes or this Indenture, that: (a) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium and (to the extent permitted by law) interest on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee under the Notes or this Indenture will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

(b)               The Guarantors hereby agree that, except as expressly provided in this Article Nine, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

(c)               If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

(d)               Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 9.02             Limitation on Guarantor Liability.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 9.03             Subsidiary Guarantee Evidenced by Indenture; No Notation of Subsidiary Guarantee.

(a)               The Subsidiary Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture) and not by an endorsement on, or attachment to, any Note of any Subsidiary Guarantee or notation thereof. To effect any Subsidiary Guarantee of any Guarantor not a party to this Indenture on the Issue Date, such future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit D hereto, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

(b)               Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 shall be and remain in full force and effect notwithstanding any failure to endorse on any Note a notation of such Subsidiary Guarantee.

(c)               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of each of the Guarantors.

Section 9.04             Guarantors May Consolidate, etc., on Certain Terms.

(a)               No Guarantor shall sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, (i) either (1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture under the Notes, this Indenture and its Subsidiary Guarantee, or (2) such transaction does not violate the provisions of Section 4.10, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

(b)               In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 9.05             Releases of Guarantors.

(a)               The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 4.10; (2) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if as a result of such sale or disposition the Guarantor ceases to be a Restricted Subsidiary of the Company and the sale or other disposition does not violate the provisions of Section 4.10; (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20; (4) upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article Seven or Article Ten; (5) upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; or (6) at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Issuers or any other Guarantor under a Credit Facility in excess of $5.0 million (provided, that, if at any time following such release, such Guarantor guarantees any other Indebtedness of either of the Issuers or any other Guarantors under a Credit Facility, then such Guarantor will be required to provide a Subsidiary Guarantee as provided under Section 4.13).

(b)               Upon delivery by the Company to the Trustee of an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent have been complied with, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article Nine.

Article Ten
Satisfaction and Discharge

Section 10.01           Satisfaction and Discharge.

This Indenture shall be satisfied and discharged and shall terminate and cease to be of further effect as to all Notes issued hereunder (except for (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 10.01, and as more fully set forth in such clause (b), payments in respect of the principal of and interest and premium, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Section 1.07, Section 1.08, Section 1.09 and Section 4.02 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:

(1)               either:

(a)               all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)               all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2)               the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture ;

(3)               the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(4)               the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner.

Article Eleven
THE TRUSTEE

Section 11.01           Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(1)               the Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture These duties shall be deemed purely ministerial in nature, and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(3)               In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(4)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(i)               this Subsection shall not be construed to limit the effect of the first paragraph of this Section;

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)             the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series, determined as provided in Section 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and

(iv)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(5)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 11.02           Notice of Defaults. If a default occurs hereunder with respect to Notes of any series, the Trustee shall give the Holders of Notes of such series notice of such default provided, however, that in the case of any default of the character specified in Section 6.01(a)(iii)-(v) with respect to Notes of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

Section 11.03           Certain Rights of Trustee. Subject to the provisions of Section 11.01:

(a)               the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein;

(b)               the Trustee shall be entitled to request and receive written instructions from the Holders and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of Holders;

(c)               the Trustee may, request and rely on and act in accordance with Officers’ Certificates and/or Opinions of Counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and opinions of counsel;

(d)               any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or Officers’ Certificate and any request or direction of a Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of such Guarantor, and any resolution of the Board of Directors of an Issuer shall be sufficiently evidenced by a Board Resolution of such Issuer and any resolution of a Guarantor’s Board of Directors may be sufficiently evidenced by such Guarantor’s Board Resolution;

(e)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(f)                the Trustee may consult with counsel of its selection shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Trustee in accordance with advice of such counsel or other professionals retained or consulted by the Trustee, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(g)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided, to the Trustee security or indemnity (satisfactory to the Trustee in its sole and absolute discretion) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers and, if applicable, the Guarantors, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any acts or omissions on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(j)                 the Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)               the Trustee shall not be liable for any action taken, suffered or omitted to be taken, or errors in judgment made by it in good faith and reasonably believed by it or any of its officers, employees or agents to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(l)                 the Trustee shall not be charged with knowledge of (A) any events or other information, or (B) any default or Event of Default under this Indenture or any other agreement unless a Responsible Officer of the Trustee shall have actual knowledge thereof;

(m)             the rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(n)               the Trustee shall not be responsible or liable for punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions;

(o)               the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(p)               any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or other Note Documents shall not be construed as a duty;

(q)               the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; terrorism; wars and other civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(r)                the Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Trustee; and

(s)                the Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document;

(t)                 neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, Issuers, Guarantors, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee may assume performance by all such Persons of their respective obligations. The Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person;

(u)               if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Indenture, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee may, at its option, after sending written notice of the same to the Holders, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Notes or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee, directing delivery of the Notes. The Trustee will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Trustee may file an interpleader action in a state or federal court, and upon the filing thereof, Trustee will be relieved of all liability as to the Notes and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; and

(v)               notwithstanding anything to the contrary herein, the Trustee shall have no duty to prepare or file any federal or state tax report or return with respect to any funds held pursuant to this Indenture or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service.

Section 11.04           Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

Section 11.05           May Hold Notes. The Trustee, any authenticating agent, any Paying Agent, any Registrar or any other agent of the Issuers or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 11.08 and Section 11.13, may otherwise deal with the Issuers or any Guarantor with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Registrar or such other agent.

Section 11.06            Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers or any Guarantor.

Section 11.07           Compensation and Reimbursement.

The Issuers agree

(a)               that the Trustee shall be entitled to compensation for its services performed, and to pay to the Trustee from time to time such compensation as the Issuers and Trustee shall agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)               except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a non-appealable court of competent jurisdiction; and

(c)               to, jointly and severally, defend, release and indemnify each of the Trustee or any predecessor Trustee and its officers, directors, agents and employees for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based upon, measured by or determined by the earnings or income of the Trustee) and including, without limitation, attorney’s fees and expenses incurred without gross negligence or willful misconduct on its part as finally determined by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, a Holder or any other Person), enforcing this indemnity or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuers under this Section the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 11.08           Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.

Section 11.09            Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for the Notes of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the continental United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10            Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.

The Trustee may resign and be discharged from its duties and obligations hereunder at any time with respect to the Notes of one or more series by giving no less than thirty (30) calendar days’ prior written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, by providing no less than thirty (30) calendar days’ prior written notice to the Trustee and to the Issuers specifying the date upon which such termination shall take effect. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within 30 days after the giving of a notice of removal pursuant to this paragraph, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

If at any time:

(a)               the Trustee shall fail to comply with Section 11.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)               the Trustee shall cease to be eligible under Section 11.09 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(c)               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers by a Board Resolution of each Issuer may remove the Trustee with respect to all Notes, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, at his own cost, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Issuers, by a Board Resolution of each Issuer, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 11.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 11.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, at his own cost, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 11.11           Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers, any Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Issuers, any Guarantor, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co–trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuers and any Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 11.12           Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee is a party, shall be and become the successor of the Trustee hereunder, and will succeed to the rights, powers, duties, immunities and privileges as its predecessor, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 11.13           Preferential Collection of Claims Against Issuers. If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

Section 11.14            Appointment of Authenticating Agent. The Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes of such Series issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 1.10, and Notes of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes of such series by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent so appointed with respect to such series and a certificate of authentication executed on behalf of the Trustee by an authenticating agent so appointed with respect to such series. Each authenticating agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such authenticating agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee, the Issuers, the authenticating agent or such successor corporation.

An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers.

The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent with respect to the Notes which shall be acceptable to the Issuers and shall give notice of such appointment to all Holders of Notes of such series in the manner provided in Section 1.10. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed by the Issuers for such payments, subject to the provisions of Section 11.07.

If an appointment is made pursuant to this Section with respect to Notes of any series, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated herein and referred to in the within–mentioned Indenture.

Wilmington Trust, National Association

By:
As Authenticating Agent

By:
Authorized Signatory

Article Twelve
Miscellaneous

Section 12.01           Trust Indenture Act Not Applicable.

This Indenture shall not be subject to the Trust Indenture Act except as expressly stated herein.

Section 12.02           Certificate and Opinion as to Conditions Precedent.

(a)               Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(i)                an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)              an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.03           Statements Required in Certificate or Opinion.

(a)               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)               a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)             a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.04           Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.05           Jurisdiction

The parties hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 12.06           Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.07           Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.08           Entire Agreement.

This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 12.09           Counterparts.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.10           No Personal Liability of Directors, Officers, Employees and Unitholders.

None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 12.11            Table of Contents, Headings, Etc..

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12           No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any of the Company’s Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture insofar as relating to the Notes.

Section 12.13            Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.14            Benefits of this Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Indenture and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15           Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Enviva Partners, LP

Enviva Partners Finance Corp.

7200 Wisconsin Ave, Suite 1000

Bethesda, MD 20814

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Facsimile No.: (713) 615-5650

Attention: Ramey Layne

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention.: Hallie Field

Email: hfield@wilmingtontrust.com

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.

SIGNATURES

ISSUERS:

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, as its sole general partner

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Partners Finance Corp.

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

ENVIVA GP, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva, LP

By: Enviva GP, LLC, as its sole general partner

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

[Indenture Signature Page]

Enviva Pellets Ahoskie, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Amory, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Northampton, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Southampton, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PELLETS SAMPSON, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

[Indenture Signature Page]

Enviva Pellets Cottondale, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Energy Services, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PORT OF WILMINGTON, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PORT OF PANAMA CITY, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PORT OF CHESAPEAKE, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

[Indenture Signature Page]

Wilmington Trust, National Association,
as Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Vice President

[Indenture Signature Page]

EXHIBIT A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

1       Include only on Global Note.

ENVIVA PARTNERS, LP

ENVIVA PARTNERS FINANCE CORP.

No.	$ CUSIP No. ISIN No.

6.500% Senior Note due 2026

Enviva Partners, LP, a Delaware limited partnership, and Enviva Partners Finance Corp., a Delaware corporation, jointly and severally promise to pay to _____________, or registered assigns, the principal sum of Dollars [or such greater or lesser amount as may be indicated on Schedule A hereto]1 on January 15, 2026.

Interest Payment Dates: July 15 and January 15.

Record Dates: July 1 and January 1.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	If this Note is a Global Note, add this provision and include the attachment captioned “[TO BE ATTACHED TO GLOBAL NOTES] — SCHEDULE A — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:
Name:
Title:

ENVIVA PARTNERS FINANCE CORP.

By:
Name:
Title:

[144A Note]

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]
6.500% Senior Note due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                  Interest. Enviva Partners, LP, a Delaware limited partnership (the “Company”), and Enviva Partners Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the unpaid principal amount of this Note at 6.500% per annum. The Issuers will pay interest, if any, semi-annually in arrears on July 15 and January 15 of each year (each an “Interest Payment Date”), commencing July 15, 2020. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue solely as a result of such delayed payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay (i) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the then applicable interest rate on the Notes and (ii) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                  Method of Payment. The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the July 1 or January 1 next preceding each Interest Payment Date, except as provided in Section 1.06 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest due at maturity. The Notes will be payable as to principal, premium, if any, and interest by wire transfer of immediately available funds for any amounts due on all Global Notes. Principal of, premium, if any, and interest on Notes in certificated form will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders, except that if a Holder of at least $5.0 million principal amount of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. Notwithstanding the foregoing, if this Note is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depository as permitted in the Indenture. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                  Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.                  Indenture. The Issuers issued the Notes under an Indenture dated as of December 9, 2019 (as may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) among the Issuers, the Initial Guarantors and the Trustee. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Any conflict between the Notes and the Indenture will be governed by the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. The aggregate principal amount of the Notes is unlimited.

5.                  Optional Redemption.

(a)               Except as set forth in subparagraphs (b), (c) and (d) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to November 15, 2021. On or after November 15, 2021, the Issuers shall have the option to redeem the Notes, in whole or in part at any time, upon prior notice as set forth in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2021	103.250%
2022	101.625%
2023 and thereafter	100.000%

(b)               Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 15, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding any Notes held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 180 days of the date of the closing of each such Equity Offering.

(c)               Prior to November 15, 2021, the Issuers may on one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of (1) the principal amount thereof, plus (2) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date), plus (3) the Make-Whole Premium at the redemption date.

(d)               The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(h) of the Indenture.

6.                  Mandatory Redemption. Neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuers may, at any time and from time to time, purchase Notes in open market purchases or negotiated transactions by tender offer or otherwise.

7.                  Repurchase at Option of Holders.

(a)               Within 30 days following the occurrence of a Change of Control, except as provided in the Indenture, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date.

(b)               In certain circumstances following an Asset Sale, the Company may be required to commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture, and to all holders of any Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to the Settlement Date, subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date, in accordance with the procedures set forth in the Indenture.

(c)               Holders of Notes that are the subject of an offer to purchase will receive a Change of Control Offer or an Asset Sale Offer, as the case may be, from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.                  Notice of Redemption. Notice of redemption will be sent at least 15 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge ) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If sent in the manner provided for in Section 3.03 of the Indenture, the notice of optional redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption. Notice of redemption may be subject to conditions specified in the notice. If any such condition precedent has not been satisfied, the Issuers shall provide written notice to the Trustee and the Holders on or prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.

9.                  Guarantees. The payment by the Issuers of the principal of and premium and interest on the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

10.              Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11.              Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

12.              Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented as provided in the Indenture.

13.              Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(a)(ix) or 6.01(a)(x) of the Indenture, the principal of, and accrued and unpaid interest, if any, on all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it.

14.              Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

15.              No Recourse Against Others. None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

16.              Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

17.              Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.              CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.              Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.              Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Enviva Partners, LP
7200 Wisconsin Ave, Suite 1000

Bethesda, Maryland 20814

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the box below:

☐   Section 4.10         ☐   Section 4.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elected to have purchased: $____________.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTE]

Schedule A

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Enviva Partners, LP

7200 Wisconsin Ave., Suite 1000

Bethesda, MD 20814

[Registrar address block]

Re: 6.500% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of December 9, 2019 (the “Indenture”), among Enviva Partners, LP, as issuer (the “Company”) and Enviva Partners Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)        ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)        ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)        ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐   a beneficial interest in the:

(i)        ☐ 144A Global Note (CUSIP _________), or

(ii)       ☐ Regulation S Global Note (CUSIP _________), or

(b) ☐   a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐   a beneficial interest in the:

(i)         ☐ 144A Global Note (CUSIP _________), or

(ii)        ☐ Regulation S Global Note (CUSIP _________), or

(iii)       ☐ Unrestricted Global Note (CUSIP _________); or

(b) ☐   a Restricted Definitive Note; or

(c) ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Enviva Partners, LP

7200 Wisconsin Ave., Suite 1000

Bethesda, MD 20814

[Registrar address block]

Re: 6.500% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of December 9, 2019 (the “Indenture”), among Enviva Partners, LP, as issuer (the “Company”) and Enviva Partners Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

ENVIVA PARTNERS, LP,

ENVIVA PARTNERS FINANCE CORP.

and

the Guarantors named herein

6.500% SENIOR NOTES DUE 2026

FORM OF SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE

DATED AS OF _________________,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of ________________, (this “Supplemental Indenture”), is among Enviva Partners, LP, a Delaware limited partnership (the “Company”), Enviva Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, each of the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and Wilmington Trust, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture dated December 9, 2019 (the “Indenture”), pursuant to which the Issuers have issued $              in the aggregate principal amount of 6.500% Senior Notes due 2026 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add additional Guarantors to the Indenture, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Article 1

Section 1.01        This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02        This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.

Article 2

Each New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.

Article 3

Section 3.01        Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02        Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03        THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

Section 3.05        The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:
Name:
Title:

ENVIVA PARTNERS FINANCE CORP.

By:
Name:
Title:

GUARANTORS

[INSERT SIGNATURE BLOCK FOR EACH GUARANTOR]

NEW GUARANTORS

[INSERT SIGNATURE BLOCK FOR EACH NEW GUARANTOR]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: